                                                                            Exhibit 4.121

When recorded mail to: Craig W. Stensland Central Illinois Light Company 300 Liberty Street Peoria, Illinois 61602

Indenture

Between

Central Illinois Light Company

and

Deutsche Bank Trust Company Americas,

as successor Trustee under Indenture of Mortgage and Deed of Trust, dated as of April 1, 1933, between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture dated as of July 1, 1933, between Central Illinois Light Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, and as amended and supplemented by various Indentures between the same parties bearing subsequent dates.

Dated as of October 1, 2004

This instrument was prepared by Steven R. Sullivan, Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois  61602, (314) 554-2098.

Indenture dated as of the 1st day of October, 2004 (hereinafter sometimes referred to as this Supplemental Indenture), between Central Illinois Light Company, a corporation of the State of Illinois (hereinafter sometimes called the Company), party of the first part, and Deutsche Bank Trust Company Americas, a corporation of the State of New York, as successor Trustee (hereinafter sometimes called the Trustee), party of the second part, under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, dated as of April 1, 1933, as amended and supplemented by Indenture between said Illinois Power Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of July 1, 1933, and as amended and supplemented by various Indentures between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) bearing subsequent dates (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the “Indenture”).

Whereas, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of which series of bonds to be substantially in the form set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

Whereas, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as “First Mortgage Bonds, Environmental Improvement Revenue Refunding Series I due 2039” (hereinafter sometimes referred to as the “bonds of the Thirtieth Series”), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest as specified in the form of bond of the Thirtieth Series set forth below and are to mature, subject to prior acceleration and redemption, on October 1, 2039; and

Whereas, the definitive registered bonds without coupons of the Thirtieth Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

[General Form of Registered Bond of the Thirtieth Series]

No. ____                                                                                                                                                                                $________

_______________

       Notwithstanding any Provisions Hereof or in the Indenture this Bond is Not Assignable or Transferable Except as Permitted or Required By Section 13.15 of the Indenture of Trust Dated as of October 1, 2004, Between the Illinois Finance Authority and UMB Bank, N.A., as Trustee

Central Illinois Light Company

First Mortgage Bond, Environmental Improvement Revenue
Refunding Series I Due 2039

Due October 1, 2039

Illinois Commerce Commission
Identification No.:  Ill. C.C. 6338

Central Illinois Light Company, a corporation of the State of Illinois (hereinafter called the “Company”), for value received, hereby promises to pay to UMB Bank, N.A., as trustee under the Authority Bond Indenture hereinafter referred to, or registered assigns, on October 1, 2039, subject to prior redemption, Nineteen Million Two Hundred Thousand Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon in lawful money of the United States of America at the same rate or rates of interest as the Authority Bonds (as determined in accordance with the Authority Bond Indenture referred to below), but in no event shall the interest rate on this bond exceed eighteen percent (18%) per annum.  Interest on overdue principal, premium, if any, and, to the extent permitted by law, on overdue interest, shall be payable at the interest rate payable on the Authority Bonds.  Interest on this bond is payable on the same dates as interest on the Authority Bonds, or, if this bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal hereof, until the Company’s obligation to pay principal shall be discharged as provided in the Mortgage (hereinafter mentioned) is paid, until the principal sum is paid in full.  The principal of, and interest on, this bond are payable, in immediately available funds, at the office of the Authority Bond Trustee hereinafter referred to.

Under an Indenture of Trust dated as of October 1, 2004 (the “Authority Bond Indenture”) between the Illinois Finance Authority (the “Authority”) and UMB Bank, N.A., as trustee (the “Authority Bond Trustee”), the Authority has issued its Environmental Improvement Revenue Refunding Bonds (AmerenCILCO Project) Series 2004 in the aggregate principal amount of $19,200,000 (the “Authority Bonds”).  The Company has agreed to pay the principal of, premium, if any, and interest on the Authority Bonds pursuant to a Loan Agreement dated as of October 1, 2004 (the “Agreement”) between the Company and the Authority.  Pursuant to

Section 4.08 of the Agreement, this bond is issued to the Authority Bond Trustee to secure any and all obligations of the Company under the Agreement with respect to payment of the Authority Bonds.  Payment of principal of, or interest on, the Authority Bonds shall constitute payments on this bond as further provided herein and in the Supplemental Indenture dated as of October 1, 2004 pursuant to which this bond has been issued.

Upon any payment of the principal of, and interest on, all or any portion of the Authority Bonds, whether at maturity or otherwise or upon provision for the payment thereof having been made in accordance with Section 8.01 of the Authority Bond Indenture, a principal amount of this bond equal to the principal amount of such Authority Bonds shall, to the extent of such payment of principal and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, such bonds shall be surrendered to the Company for cancellation as provided in Section 8.02 of the Authority Bond Indenture.  The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments under the Agreement with respect to the principal of, and interest on, the Authority Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Authority Bond Trustee signed by one of its officers stating (i) that timely payment of principal of, or interest on, the Authority Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Authority Bond Trustee pursuant to the Agreement, and (iii) the amount of the arrearage.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage (defined below) for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, executed by Illinois Power Company to Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) or its successor (hereinafter sometimes referred to as the “Trustee”) as Trustee, as amended by Indenture dated as of June 30, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Indenture dated as of October 1, 2004 (all of which indentures are herein collectively called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

As more fully described in the supplemental indenture establishing the terms and provisions of the bonds of this series, the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Mortgage to provide that:  the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or

(3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is, subject to the provisions of the Mortgage, subject to redemption in the amounts, at the times, at the prices and under the circumstances set forth in the Authority Bond Indenture for the redemption of the Authority Bonds.

As more fully provided in the Mortgage, bonds of this series shall be redeemed by the Company as a whole, at the principal amounts of the bonds so to be redeemed and accrued interest to the date of redemption, upon receipt by the Trustee of a written demand from the Authority Bond Trustee, stating that the principal amount of all Authority Bonds then outstanding under the Authority Bond Indenture has been declared due and payable.  The date fixed for such redemption shall be specified in a notice of redemption to be given not more than five days after receipt by the Trustee of the aforesaid written demand and shall be a date not less than 30 and not more than 45 days after the date of such notice unless the holders of all of the bonds of this series have agreed to a shorter notice period, in which case the date of redemption of this bond shall be the first day following the end of such shorter notice period.  Upon any such redemption, or upon an acceleration of the maturity of this bond after the occurrence of a completed default under the Mortgage (provided such acceleration has not been annulled pursuant to the terms of the Mortgage), the date from which unpaid interest on the Authority Bonds has then accrued (as specified by the Authority Bond Trustee) shall become the interest payment date from which interest on this bond shall be paid (herein referred to as the “Interest Payment Date”).  As in the Mortgage provided, the aforesaid notice of redemption shall be rescinded and become null and void for all purposes under the Mortgage (including the fixing of the Interest Payment Date with respect to the bonds of this series) upon rescission of the aforesaid written demand and thereupon no redemption of the bonds of this series and no payments in respect thereof as specified in such notice of redemption shall be effected or required.

The bonds of this series are issuable as registered bonds without coupons in denominations of $5,000 and authorized multiples of $5,000.  In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York.

Subject to the restriction on transfer of this bond hereinbefore set forth, this bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed.

As provided in Section 8.02 of the Authority Bond Indenture, from and after the Release Date (as defined in the Authority Bond Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner the Company’s obligations under the Agreement with respect to the payment of any Authority Bonds outstanding under the Authority Bond Indenture, and, pursuant to Section 8.02 of the Authority Bond Indenture, the Authority Bond Trustee shall forthwith deliver this bond to the Company for cancellation.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

In Witness Whereof, Central Illinois Light Company has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated:

Central Illinois Light Company

[Seal]

By__________________________________

[President]

Attest:

____________________________________

                            [Secretary]

[Form of Trustee’s Certificate]

This bond is one of the bonds of the series designated therein, described in the within‑mentioned Mortgage.

Deutsche Bank Trust Company Americas,

  as Trustee

By__________________________________

Authorized Officer

and

Whereas, all things necessary to make the bonds of the Thirtieth Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized; and

Whereas, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of describing the bonds of the Thirtieth Series, and of providing the terms and conditions of redemption thereof;

Now, Therefore, This Supplemental Indenture Witnesseth:  That Central Illinois Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee, and to its successor or successors in said trust, and to it and their assigns forever, all the properties of the Company located in the State of Illinois described in Schedule A (which is identified by the signature of an officer of each party hereto at the end thereof) hereto annexed and made a part hereof.

And all other property, real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1, 1933 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) now owned or hereafter acquired by the Company and wheresoever situated.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

To Have and to Hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

In Trust, Nevertheless, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

Provided, However, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

It Is Hereby Covenanted, Declared and Agreed by the Company that all such bonds and coupons, if any, are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

Section 1.     The bonds of the Thirtieth Series shall mature, subject to prior acceleration and redemption, on the date appearing in the form of bond hereinbefore set forth, shall (subject to the provisions of Section 2 hereof) bear interest at the same rate or rates of interest as the Authority Bonds hereinafter mentioned, and shall be designated as the Company’s First Mortgage Bonds of the series hereinbefore set forth.  Both principal of and interest on the bonds shall be payable in lawful money of the United States of America at the office of the Authority Bond Trustee hereinafter mentioned.

Definitive bonds of the Thirtieth Series will be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee’s certificate of authentication shall be substantially in the forms hereinbefore recited, respectively.  Registered bonds of the Thirtieth Series may be issued in any one or more denominations of $5,000 and authorized multiples of $5,000.  In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of the Thirtieth Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York.  However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

Bonds of the Thirtieth Series shall be redeemed by the Company, as a whole, in the manner provided in Article X of the Indenture, at the principal amounts of the bonds so to be redeemed and accrued interest to the date of redemption, upon receipt by the Trustee of a written demand for such redemption (hereinafter called the “Redemption Demand”) from the Authority Bond Trustee under the Indenture of Trust (the “Authority Bond Indenture”) dated as of October 1, 2004 between the Illinois Finance Authority and UMB Bank, N.A., as trustee (said trustee and any successor thereto being hereinafter referred to as the “Authority Bond Trustee”), stating that the principal amount of all Environmental Improvement Revenue Refunding Bonds (AmerenCILCO Project) Series 2004 (the “Authority Bonds”) then outstanding under the Authority Bond Indenture, has been declared due and payable pursuant to the provisions of Section 9.02 of the Authority Bond Indenture, specifying the date from which unpaid interest on the Authority Bonds has then accrued and stating that such declaration of maturity has not been rescinded.  The Trustee shall, within five days of receiving the Redemption Demand and after informing the Company of such receipt, fix a redemption date for the redemption so demanded (which date shall be the first day after the notice period for redemptions required by the Indenture, or otherwise agreed to by the holders of all of the bonds of the Thirtieth Series, has expired) and shall mail notice of the date fixed for redemption of the bonds of the Thirtieth Series (hereinafter called the “Notice”) to the Authority Bond Trustee and to the registered holder or holders of the bonds of the Thirtieth Series, provided, however, that the Trustee shall not mail the Notice (and no redemption of the bonds of the Thirtieth Series shall be made) if prior to the mailing of the Notice, the Trustee shall have received written notice of rescission of the Redemption Demand from the Authority Bond Trustee.  Redemption of the bonds of the Thirtieth Series as above provided shall be at the principal amount thereof, plus accrued interest thereon to the date fixed for redemption and such amount shall become due and payable on such date fixed for redemption.  Anything contained in this paragraph to the contrary notwithstanding, if, after mailing of the Notice and prior to the date fixed for redemption of the bonds of the Thirtieth Series, the Trustee shall have been advised in writing by the Authority Bond Trustee that the Redemption Demand has been rescinded, the Notice shall thereupon, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder (including the fixing of the Interest Payment Date (as defined in the bonds of the Thirtieth Series)) and no redemption of the bonds of the Thirtieth Series and no payments with respect thereof as specified in the Notice shall be effected or required

Section 2.     Except as provided below in connection with the Release Date, the principal amount of bonds of the Thirtieth Series outstanding from time to time shall always be equal to the principal amount of the Authority Bonds which are outstanding from time to time under the Authority Bond Indenture and to the extent the Authority Bond Trustee holds bonds of the Thirtieth Series in excess of such principal amount, such bonds of the Thirtieth Series shall be deemed cancelled and retired and no longer outstanding under the Indenture.

The bonds of the Thirtieth Series are, subject to the provisions of the Indenture, subject to redemption in the amounts, at the times, at the prices and under the circumstances under which the Authority Bonds are subject to redemption, under the same terms and conditions set forth in the Authority Bond Indenture for the redemption of the Authority Bonds.  In the event that less than all the bonds of the Thirtieth Series are to be redeemed, the bonds of the Thirtieth Series to be redeemed shall be determined by lot in such manner as the Trustee in its discretion shall deem proper, as in the Indenture provided.

The bonds of the Thirtieth Series are also subject to mandatory redemption as set forth in Section 1 of this Supplemental Indenture.

As provided in Section 8.02 of the Authority Bond Indenture, from and after the Release Date (as defined in the Authority Bond Indenture), the obligations of the Company with respect to the bonds of the Thirtieth Series shall be deemed to be satisfied and discharged, the bonds of the Thirtieth Series shall cease to secure in any manner the Company’s obligations under the Agreement with respect to the payment of any Authority Bonds outstanding under the Authority Bond Indenture, and, pursuant to Section 8.02 of the Authority Bond Indenture, the Authority Bond Trustee shall forthwith deliver the bonds of the Thirtieth Series to the Company for cancellation.

At any time that a bond of the Thirtieth Series is surrendered to the Trustee other than in connection with the redemption thereof, in connection with the Trustee’s enforcement of rights after a completed default under the Mortgage or in connection with the exchange of that bond as provided in Section 1 hereof, such bond shall be cancelled by the Trustee and shall be treated for all intents and purposes as if it has never been issued.  In the event that only a portion of a bond of the Thirtieth Series is so surrendered, the Trustee shall deliver without charge to the Authority Trustee a new bond of the Thirtieth Series in an aggregate principal amount equal to the difference between the principal amount of the portion of the bond of the Thirtieth Series so surrendered and the principal amount of such bond prior to such surrender.

Section 3.     The Company reserves the right, without any consent or other action by holders of the bonds of the Thirtieth Series, or any subsequent series of bonds, to amend the Indenture by inserting the following language as Section 115A immediately following current Section 115 of the Indenture:

            “Section 115A.  With the consent of the holders of not less than sixty per centum (60%) in principal amount of the bonds at the time outstanding or their attorneys‑in‑fact duly authorized, or, if the rights of the holders of one or more, but not all, series then outstanding are affected, the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding of all affected series, taken together, and not any other series, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium, payable on the redemption thereof or change the coin or currency in which any bond or interest thereon is payable, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding.  For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property.

            Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.  The Trustee shall be entitled to receive and, subject to Section 102 of the Indenture and Article Four of the Supplemental Indenture dated as of April 1, 1940, may rely upon, an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the provisions of this Section.

            It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            The Company and the Trustee, if they so elect, and either before or after such 60% or greater consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto.  All subsequent holders of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

            Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution.  Any failure of the Company to give such notice, or, any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.”

Section 4.     As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof.

Section 5.     Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented.  The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

Section 6.     This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Central Illinois Light Company, party of the first part hereto, and Deutsche Bank Trust Company Americas, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or one of their Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries or one of their Associates, all as of the day and year first above written.

Central Illinois Light Company

By  /s/  Jerre E. Birdsong_________________

      Name:  Jerre E. Birdsong

      Title:    Vice President and Treasurer

[Seal]

Attest:

/s/  G.L. Waters________________________

Name:  G.L. Waters

Title:  Assistant Secretary

Deutsche Bank Trust Company Americas, as Trustee

By  /s/  Susan Johnson___________________

      Name:  Susan Johnson

      Title:    Vice President

[Seal]

Attest:

/s/  Irina Golovashchuk__________________

Name:  Irina Golovashchuk

Title:    Associate

State of Missouri     )

                                    )  SS

City of St. Louis       )

I, Carolyn J. Shannon, a Notary Public, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of Central Illinois Light Company, a corporation organized and existing under the laws of the State of Illinois, and G.L. Waters, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 9th day of November, 2004, in the City and State aforesaid.

                                                                                  /s/  Carolyn J. Shannon

                                                                                                          Notary Public

(Notarial Seal)

State of New York        )

                                          )     SS

County of New York     )

I, Boris Treyger, a Notary Public in and for New York County in the State aforesaid, do hereby certify that:

Susan Johnson, a Vice President of Deutsche Bank Trust Company Americas, and Irina Golovashchuk, an Associate of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 10th day of November, 2004.

/s/  Boris Treyger

          ________________________________

                                Notary Public

(Notarial Seal)

Schedule A

Detailed Description of Additional Properties

McLean County

A part of Lot 3 as shown in Plat Book 7 on Page 195, said Lot 3 being a part of Taylor and Woltman’s survey and subdivision of that part of the East Half of Section 9, Township 21 North, Range 1 West of the Third Principal Meridian, McLean County, Illinois which lies north and west of the Chicago and Alton Railroad, now the Southern Pacific Line Railroad, described as follows:

Commencing at a pipe found at the southeast corner of said Section 9; thence N0º00’00”E along the east section line a distance of 833.32 feet to a nail set on the northwesterly Right of Way of the Southern Pacific Line Railroad, said point being the Point of Beginning; thence S42º38’53”W along said Right of Way a distance of 516.61 feet to a 5/8” pin set; thence N0º00’00”E a distance of 779.88 feet to a 5/8” pin set; thence S90º00’00”E a distance of 350.00 feet to a nail set; thence S0º00’00”E along the east line of said Section 9 a distance of 400.00 feet to the Point of Beginning, containing 4.740 acres, more or less.

Part PIN 23-33-09-400-003

Knox County

Lot Numbered One (1) of RAMP SUBDIVISION, being a Subdivision of part of Lot Twenty-four (24) in the Subdivision of 1898 recorded in Volume 1 of Plats, Page 208, of the East Half of the Southeast Quarter of Section Eleven (11), Township Nine (9) North, Range Four (4) East of the Fourth Principal Meridian, per Plat recorded in Volume 28 of Plats, Page 44; Subject to all Easements, Rights of Way, Dedications, Restrictions and Covenants, of Record, affecting the real estate, if any, and to all applicable Zoning Ordinances and Restrictions, situated in the County of Knox, in the sate of Illinois.

PIN 20-11-426-012

Tazewell County

A part of the Southwest Quarter of Section 19, Township 25 North, Range 3 West of the Third P.M., being more particularly described as follows:  Commencing at the center of Section 19; thence South 01º48’33” East (bearing assumed for purpose of description only), along the East line of the Southwest Quarter of Section 19, 767.85 feet to the Point of Beginning of the tract to be described:  From the Point of Beginning, thence South 01º48’33” East, along the East line of the Southwest Quarter of said Section 19, 242 feet; thence South 88º11’27” West, 360 feet; thence North 01º48’33” West 242 feet thence North 88º11’27” East, 360 feet to the Point of

Beginning, situated in Tazewell County, Illinois as shown by a Plat recording in Plat Book VV, Page 80.

PIN 06-06-19-300-002

Peoria County 1

A part of the Southeast Quarter of Section Eight, Township 9 North, Range 7 East of the Fourth Principal Meridian, more particularly described as follows:

Commencing at the center of said Section Eight, thence South 00 degrees 12 minutes 12 seconds West, (bearing assumed for purpose of description only), along the West line of  the Southeast Quarter of said Section Eight, 100.00 feet to the Point of Beginning of the tract to be described:  from the Point of Beginning, thence South 89 degrees 16 minutes 51 seconds East, parallel to and 100.00 feet normally distant Southerly from the North line of the Southeast Quarter of said Section Eight, 360.01 feet to a point 360.00 feet normally distant  Easterly from the West line of the Southeast Quarter of said Section Eight; thence South 00 degrees 12 minutes 12 seconds West, 240.01 feet to a point 340.00 feet normally distant Southerly from the North line of the Southeast Quarter of said Section Eight; thence North 89 degrees 16 minutes 51 seconds West, 360.01 feet to the West line of the Southeast Quarter of said Section Eight; thence North 00 degrees 12 minutes 12 seconds East, along said West line, 240.01 feet to the Point of Beginning, said Tract containing 1.984 acre, more or less, said tract being subject to that portion previously dedicated for public road Right of Way of Gilles Road.

Part of PIN 13-08-400-003

Peoria County 2

A part of Lot Five (5) in the Subdivision of the Southwest Quarter (SW1/4) of Section Twenty Two (22), Township Nine (9) North, Range Eight (8) East of the Fourth Principal Meridian as per Plat Book “D”, Page 48, in the Recorder’s Office of Peoria County, Illinois, more particularly bounded and described as follows, to-wit:  Commencing at a point on the North line of Toledo Avenue Two Hundred and Eighty Four (284) feet East of the West line of said Lot Five (5); thence at right angles North Three Hundred Feet (300’) more or less to the South line of the premises deeded to the National Implement and Vehicle Show on August 9, 1912, as shown by Deed recorded in Book 294 of Deeds, page 351, in the Recorder’s Office of said County:  thence East along the South line thereof Forty Six and ninety four one hundredths (46.94) feet:  thence at right angles South Three Hundred (300) feet, more or less to the north line of Toledo Avenue; thence West 46.94 feet, to the place of beginning.

PIN 14-22-304-007

Peoria County 3

A part of the West half of the Southwest quarter of section twenty-five (25), Township ten (10) North, Range seven (7) East of the fourth principal meridian, being more particularly described as follows:

Commencing at the Southwest corner of the Southwest quarter of said section 25, thence North 89º-59’-36” East, (Bearing assumed for purpose of description only), along the South line of the Southwest quarter of said section 25, 260.23 feet to a point on the Easterly Right of Way line of the Chicago & Northwestern Railroad, said point being hereafter referred to as point “A”, said point being also the point of beginning of the tract to be described:  from the point of beginning thence North 01º-27’-33” West, along said Easterly Right of Way line, 683.00 feet; thence North 89º-59’-36” East, 300.00 feet; thence South 01º-27’-33” East, 350.00 feet; thence South 89º-59-36” West, 224.98 Feet; Thence South 01º-27’-33” East, along a line 75.00 feet normally distant Easterly of the Easterly Right of Way line of said Chicago & Northwestern Railroad, 333.00 feet to the South line of the Southwest quarter of said section 25; thence South 89º-59’-36” West, along said South line, 75.02 feet to the point of beginning, said tract containing 2.983 acres, more or less, said tract being subject to public road Right of Way along the South side of said tract for Alta Lane (Illinois Route 174), said tract being also subject to an easement for ingress-egress and utilities for the benefit of to a 3.218 acre tract lying North of and adjacent to the above described tract, said easement being more particularly described as follows:

Beginning at the aforementioned point “A”, thence North 01º-27’-33” West, along the Easterly Right of Way line of said Chicago & Northwestern Railroad, 683.00 feet; thence North 89º-59’-36” East, 30,01 feet; thence South 01º-27’-33” East, 683.00 feet to the South line of the Southwest quarter of said section 25; thence South 89º-59’-36” West, along said South line, 30.01 feet to the point of beginning.

Parcel is shown on Plat of Survey dated December 3, 2003 and recorded December 16, 2003 in the Peoria County Recorder of Deeds Office in Tract Survey 39, Page 68, as Document No. 03-61003

Part of PIN 08-25-300-003

Peoria County 4

A part of the West half of the Southwest quarter of section twenty-five (25), township ten (10) North, range seven (7) East of the fourth principal meridian, being more particularly described as follows:

Commencing at the Southwest corner  of the Southwest quarter of said section 25, thence North 89º-59’-36” East, (bearing assumed for the purpose of description only), along the South line of the Southwest quarter of said section 25, 260.23 feet to a point on the Easterly Right of Way line of the Chicago & Northwestern Railroad, said point being hereafter referred to as point “A”; thence North 01º-27’-33” West, along said Easterly Right of Way line, 683.00 feet to the point of beginning of the tract to be described:  from the point of beginning thence North 01º-27’-33” West, along said Easterly Right of Way line 2003.09 feet to the North line of the Southwest quarter of said section 25; thence South 89º-34’-17” East, along said North line, 70.04 feet; thence South 01º-27’-33” East, along a line 70.00 feet normally distant Easterly of the Easterly Right of Way line of said Chicago & Northwestern Railroad, 2002.55 feet; thence South 89º-59’-36” West, 70.02 feet to the point of beginning, said tract containing 3.218 acres, more or less.  Together with a easement for ingress-egress and utilities over the following thence North 01º-27’-33”  West, along the Easterly Right of Way line of said Chicago & Northwestern Railroad, 683.00 feet; thence North 89º-59’-36” East, 30.01 feet; thence South 01º-27’-33” East, 683.00 feet to the South line of the Southwest quarter of said section 25; thence South 89º-59’-36” West, along said South line 30.01 feet to the point of beginning.

Parcel is shown on Plat of Survey dated December 3, 2003 and recorded December 16, 2003 in the Peoria County Recorder of Deeds Office in Tract Survey 39, Page 68, as Document No. 03-61003

Part of PIN 08-25-300-003